Exhibit 99.1

KPMG LLP

Suite 200

1305 Walt Whitman Road

Melville, NY 11747-4302

November 28, 2023

Securities and Exchange Commission Washington, D.C. 20549

Ladies and Gentlemen:

We were previously engaged as principal accountants to audit the consolidated financial statements of Inspired Entertainment, Inc. (the “Company”), as of and for the year ended December 31, 2023, and the effectiveness of internal control over financial reporting as of December 31, 2023. On November 22, 2023, we were dismissed.

We have read Inspired Entertainment, Inc.’s statements included under Item 4.01 of its Form 8-K dated November 28, 2023, and we agree with such statements, except that (i) we are not in a position to agree or disagree with the Company’s statement that the change in principal accountants was approved by the audit committee of the board of directors; and (ii) we are not in a position to agree or disagree with the Company’s statements in Item 4.01(b).

Very truly yours,

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.